UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2010

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PRAXAIR, INC.
(Exact name of registrant as specified in its charter)

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Delaware	1-11037	06-1249050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

39 Old Ridgebury Road
Danbury, CT 06810-5113
(Address of principal executive offices)

(203) 837-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On January 14, 2010, Praxair, Inc. (the “Company”) issued $500,000,000 aggregate principal amount of 2.125% notes due 2013 (the “Notes”).  The Notes were sold in a registered offering under the Securities Act of 1933, pursuant to the Company’s shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (“SEC”) on November 9, 2009.  The material terms of the Notes are described in the Company’s prospectus supplement dated January 11, 2010 filed with the SEC on January 12, 2010.

In connection with the issuance of the Notes, the Company entered into a Terms Agreement dated January 11, 2010 (the “Terms Agreement”) with Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and RBS Securities Inc., as representatives of the underwriters named therein (the “Underwriters”).  Pursuant to and subject to the terms and conditions of the Terms Agreement, the Underwriters agreed to purchase the Notes from the Company for resale in the registered offering.  The Terms Agreement is filed as Exhibit 1 to this Form 8-K.

In connection with the Notes offering, Cahill Gordon & Reindel llp provided certain legal opinions to the Company that are filed as Exhibit 5 to this Form 8-K.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are furnished herewith:

Exhibit No.	Description
1	Terms Agreement dated January 11, 2010
5	Opinion of Cahill Gordon & Reindel llp
23	Consent of Cahill Gordon & Reindel llp (included in Exhibit 5)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2010
PRAXAIR, INC. By: /s/ James T. Breedlove James T. Breedlove Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

1	Terms Agreement dated January 11, 2010

5	Opinion of Cahill Gordon & Reindel llp

23	Consent of Cahill Gordon & Reindel llp (included in Exhibit 5)